EXHIBIT 5

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

November 10, 2011

Regal-Beloit Corporation

200 State Street

Beloit, Wisconsin 53511-6254

Ladies and Gentlemen:

We have acted as counsel for Regal-Beloit Corporation, a Wisconsin corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of: (A) (i) debt securities of the Company (the “Debt Securities”); (ii) shares (the “Primary Shares”) of the Company’s common stock, $.01 par value (“Common Stock”); (iii) warrants to purchase securities of the Company (the “Warrants”); (iv) contracts to purchase shares of Common Stock or other securities of the Company (the “Stock Purchase Contracts”); and (v) units, each comprised of a Stock Purchase Contract and either Debt Securities, Warrants or other securities of the Company or debt obligations of third parties securing the holder’s obligation to purchase Common Stock or other securities under the Stock Purchase Contract (the “Stock Purchase Units” and, together with the Debt Securities, the Primary Shares, the Warrants and the Stock Purchase Contracts, the “Primary Securities”); and (B) the resale by the selling shareholder named in the Registration Statement (the “Selling Shareholder”) of up to 2,834,026 shares of Common Stock (such shares of Common Stock are referred to as the “Secondary Shares”) that may be sold from time to time by the Selling Shareholder in accordance with the terms of that certain Shareholder Agreement, dated August 22, 2011, between the Company and the Selling Shareholder (the “Shareholder Agreement”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Primary Securities and Secondary Shares, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Articles of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) the form of indenture filed as an exhibit to the Registration Statement; (iv) the Shareholder Agreement and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

BOSTON BRUSSELS CENTURY CITY CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI MILWAUKEE	NEW YORK ORLANDO SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR	SAN FRANCISCO SHANGHAI SILICON VALLEY TALLAHASSEE TAMPA	TOKYO WASHINGTON, D.C.

Regal-Beloit Corporation

November 10, 2011

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Primary Securities offered thereby; (iii) all Primary Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) all Debt Securities will be issued under an indenture substantially in the form of the indenture filed as an exhibit to the Registration Statement, and any amendment or supplement thereto (the “Indenture”), between the Company and the bank or trust company identified in the Indenture as the trustee with respect to such Debt Securities; (v) the Indenture and any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (vi) a Form T-1 will be filed with the SEC with respect to the trustee executing the Indenture and any supplemental indenture to the Indenture; (vii) a definitive purchase, underwriting or similar agreement with respect to any Primary Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Primary Securities issuable upon conversion, exchange or exercise of any Primary Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (ix) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Articles of Incorporation, as amended, and not otherwise reserved for issuance.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b. The terms of such Debt Securities and of their issuance and sale have been established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the

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November 10, 2011

Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Debt Securities have been duly executed, authenticated and delivered in accordance with the terms and provisions of the Indenture; and

d. Such Debt Securities have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2. All requisite action necessary to make any Primary Shares validly issued, fully paid and nonassessable shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, have adopted appropriate resolutions to authorize the issuance and sale of the Primary Shares; and

b. Such Primary Shares have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3. All requisite action necessary to make any Warrants will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or officers of the Company, in each case duly authorized by the Board of Directors, have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b. The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such warrant agreements have been duly executed and delivered;

Regal-Beloit Corporation

November 10, 2011

d. Such Warrants have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

e. Such Warrants have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4. All requisite action necessary to make any Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, have taken action to approve and establish the terms of the Stock Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Stock Purchase Units, and to authorize the issuance and sale of such Stock Purchase Contracts and Stock Purchase Units;

b. The terms of such Stock Purchase Contracts and Stock Purchase Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Stock Purchase Contracts and Stock Purchase Units have been duly executed and delivered in accordance with their respective terms and provisions; and

d. Such Stock Purchase Contracts and Stock Purchase Units have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

5. The Secondary Shares covered by the Registration Statement have been duly authorized and validly issued by the Company, have been fully paid by the Selling Shareholder, and are nonassessable.

With respect to the foregoing opinions, at one time Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposed personal liability upon shareholders for debts owing to employees of the Company for services performed, but not exceeding six months’

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November 10, 2011

service in any one case. This statutory provision was repealed by 2005 Wisconsin Act 474, which provided that the repeal applies to debts incurred on or after June 14, 2006.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP